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                         TERMINATION OF PRIOR AGREEMENTS

          This Termination of Prior Agreements (the "Termination") is made as of the 30th day of June, 2000, (the "Effective Date"), by and between American Interactive Media, Inc., having a principal place of business at 611 Broadway, Suite 308, New York, New York 10012 ("AIM"), PowerChannel, Inc., having a principal place of business at 20 Squadron Boulevard, New City, New York 10956 ("PowerChannel"), PowerChannel Holdings, Inc., having a principal place of business at 20 Squadron Boulevard, New City, New York 10956 ("PowerChannel Holdings"), and Long Distance Direct Holdings, Inc., ("LDDH").

                                    RECITALS

         AIM, PowerChannel and LDDH have previously entered into a series of agreements relating to the AIM WebPassport System and associated technology and intellectual property. It is the desire of the parties thereto to terminate all such prior agreements in consideration of warrant and subscription agreements, being executed contemporaneously herewith, for common shares in PowerChannel Holdings, Inc., the parent company of PowerChannel.

         NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the parties hereby agree as follows:


                             ARTICLE I - Definitions

         When used in this Termination, the terms set forth in this Article whether in the plural or singular shall have the following meanings:

 1.1 "Prior Agreements" shall mean, collectively, the following agreements previously entered into by AIM, PowerChannel and LDDH:

          o the Sales and Supply Agreement ("Sales Agreement") between PowerChannel and AIM, executed on May 19, 1999 (attached hereto as Appendix A);

          o the License Agreement ("License Agreement") between PowerChannel and AIM, executed on May 19, 1999 (attached hereto as Appendix B);

          o the Convertible Promissory Note ("Note") executed on May 19, 1999, by PowerChannel and guaranteed as primary obligor by LDDH (attached hereto as Appendix C);

          o the Common Stock Purchase Warrant ("Warrant") for Fifty Thousand (50,000) shares of PowerChannel Common Stock, executed on May 19, 1999, by PowerChannel and held by AIM (attached hereto as Appendix D);


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          o        the WebPassport License Agreement amendment letter of May 25,
                   1999, between PowerChannel and Aim (attached hereto as Appendix E);

          o the Guarantee executed on May 19, 1999, by LDDH (attached hereto as Appendix F);

          o the Security Agreement between PowerChannel and AIM, executed on May 19, 1999 (attached hereto as Appendix G); and

          o any and all other agreements, between any of the parties hereto, including those which are identified in the appendices of any of the agreements listed above.

 1.2 "Server Infrastructure" shall have the meaning set forth in the License Agreement.

 1.3 "WebPassport Equipment" shall have the meaning set forth in the License Agreement.

                   ARTICLE 2 - Termination of Prior Agreements

 2.1 Termination. Subject to the terms and conditions of this Termination, the parties hereby expressly terminate the Prior Agreements. The parties agree that this Termination shall supersede, extinguish and cancel the Prior Agreements and (with exception to the warrant and subscription agreements entered into in conjunction with this Termination) all other representations and agreements related thereto, express or implied, oral or otherwise, between AIM and PowerChannel or PowerChannel Holdings.

 2.2 Mutual Release. Each party expressly agrees to waive, release or otherwise refrain from asserting any and all causes of action and any other legal rights that have arisen or may arise from or involving the Prior Agreements. This release shall encompass all officers, directors and other employees of the parties.

 2.3 Cancellation of Note. Among other consideration, AIM agrees to exchange the entire outstanding principal and interest of the Note for two hundred and eighty-eight thousand (288,000) shares of common stock in PowerChannel Holdings, Inc., the parent company of PowerChannel, the shares being transferred pursuant to the terms and conditions of the subscription agreement set forth at Appendix H. AIM shall surrender the original Note to be attached hereto as Appendix C of the copy of the Termination retained by PowerChannel Holdings.

 2.4 Repricing of Warrant. In further consideration for the termination of the Prior Agreements, PowerChannel Holdings shall execute, on even date herewith, a warrant entitling AIM to purchase an aggregate of fifty thousand (50,000) shares of common stock of PowerChannel Holdings at two dollars and fifty cents ($2.50) a share under the terms and conditions set forth in Appendix I.

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 2.5      Server Infrastructure. The parties acknowledge that PowerChannel has not taken possession of the Server Infrastructure as specified in
          Section 5.3 of the License Agreement. AIM shall hold all rights, title and interest in the Server Infrastructure.

 2.6 WebPassport Equipment. The parties acknowledge that PowerChannel has taken possession of the WebPassport Equipment pursuant to Section 5.1 of the License Agreement. PowerChannel shall hold all rights, title and interest in all WebPassport Equipment in PowerChannel's possession.

                            ARTICLE 3 - Miscellaneous

 3.1 Severability. The parties agree that if any provision of this Termination is determined to be invalid or unenforceable, such provision shall be deemed automatically amended to the extent necessary to comply with the law and shall be enforceable to the full extent allowable under the law, and the validity and enforceability of the remaining provisions shall remain unaffected.

 3.2 Waiver. The waiver of any breach hereunder may be effected only by a written instrument signed by the waiving party and shall not constitute a waiver of any other breach. Any failure by either party to insist upon the strict performance of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof.

 3.3 Amendment. The parties may amend this Termination only by a written instrument signed by both parties.

 3.4 Additional Instruments. Each party shall execute any instruments reasonably believed by the other party to be necessary to implement the provisions of this Termination.

 3.5 Governing Law. This Termination shall be construed and enforced in accordance with the laws of the State of New York. The Courts of the State of New York and the United States District Court for the District of New York shall have exclusive jurisdiction over any dispute relating to this Termination and no legal action relating to this Termination shall be brought in any other jurisdiction.

 3.6 Notices. All notices, demands or documents to be delivered under this Termination shall be given in writing and sent by registered or certified mail addressed to the parties at their respective addresses as set forth on the first page of this Termination. Such addresses may be changed by the addressee by serving notice as above provided. Service of such notice shall be deemed complete on the earlier to occur of the actual date of delivery or three (3) days after mailing.

 3.7      Parties in Interest. As and when used herein, the terms
          "PowerChannel", "PowerChannel Holdings", "AIM" and "LDDH" shall mean and include PowerChannel,

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          PowerChannel Holdings, AIM and LDDH and their respective heirs, personal representatives, successors and permitted assigns.

 3.8 Effective Date. This Termination shall become effective as the date first above written.

 3.9 Authority. By signing below, the signatories warrant and represent their authority to execute this Termination on behalf of the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the Effective Date.



AMERICAN INTERACTIVE MEDIA,                  POWERCHANNEL, INC.
INC.


By: xxxxxxxxxxxxxxx                          By: /s/ James B. Gambrell
    -------------------------                    -----------------------------
Name:                                        Name:   James B. Gambrell
     ------------------------                     ----------------------------
Title:                                       Title:  President
      -----------------------                      ---------------------------


POWERCHANNEL HOLDINGS, INC.                  LONG DISTANCE DIRECT HOLDINGS, INC.

By: /s/ James B. Gambrell                    By: /s/ Steven Lampert
   --------------------------                   ------------------------------
Name:   James B. Gambrell                    Name:   Steven Lampert
     ------------------------                     ----------------------------
Title:  President                            Title:  President
      -----------------------                      ---------------------------






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